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                                                                   EXHIBIT 10.25

                                 PROMISSORY NOTE


$1,100,000                                                        March 13, 1998

        For value RECEIVED, NAB ASSET CORPORATION (the "MAKER"), a Texas corporation, promises to pay to the order of STANWICH FINANCIAL SERVICES CORP. (the "HOLDER"), a Rhode Island corporation, the principal amount of One Million One Hundred Thousand Dollars ($1,100,000) in accordance with the terms of this Note.

        1. Payment of Principal. The principal of this Note shall be payable on June 30, 1999.

        2. Interest. The unpaid principal of this Note outstanding from time to time shall bear interest, beginning as of the date hereof, at an annual rate of thirteen percent (13%), computed on the basis of a 365-day year and continuing until the principal hereof is repaid in full. Interest shall be payable in arrears on September 30, 1998; December 31, 1998; March 31, 1999; and June 30, 1999. In addition, if the principal of this Note is paid on a date other than those specified in the preceding sentence, interest shall also be payable on such other date of payment of principal.

        3. Prepayments. The Maker may prepay this Note in whole or, from time to time, in part without penalty or premium. All such prepayments shall be applied against the required installments of principal in order of maturity thereof.

        4. Place of Payments. All payments of principal and interest under this Note shall be made to the order of Holder at the address specified in numbered paragraph 12 hereof.

         5. Default; Acceleration. Maker agrees that:

            (i) if any installment of principal or interest under this Note shall not be paid when it is due and payable and such failure to pay is not cured within fifteen (15) days after notice from Holder of such failure to pay; or

            (ii) if Maker shall suffer or permit the filing by or against the Maker of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law (and, in the case of an involuntary proceeding the same is not dismissed within 30 days), make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of Maker's property, then, upon the happening of any such event (specified in items (i) and (ii), above), the entire indebtedness and accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice.

        6. Cost of Collection. The Maker shall reimburse the Holder for all reasonable costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amounts due hereunder.



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        7. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the
Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new note of like tenor in lieu of this Note. Any note made and delivered in accordance with the provision of this paragraph shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

        8. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Connecticut, from which the loan evidenced by this Note was made and in which this Note has been accepted.

        9. Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Maker or the Holder and all rights of the Maker or the Holder contained in this Note shall bind or inure to their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

        10. Cumulative Remedies. No course of dealing, or any delay or omission of the Holder to exercise any right or power hereunder (including, without limitation, any right or power arising from any default or failure of performance of the Maker), shall exhaust, impair, waive or otherwise prejudice any such right or power or prevent its exercise. Every right and remedy given to the Holder hereunder, by any and all agreements executed and delivered in connection herewith or by law may be exercised from time to time as often as the Holder may deem expedient. No waiver by the Holder of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

        11. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.



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        12. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

               (a)    If to Maker:

                      NAB Asset Corporation
                      2 Ada
                      Irvine, CA 92618

               (b)    If to Holder:

                      Stanwich Financial Services Corp.
                      c/o Stanwich Partners, Inc.
                      One Stamford Landing
                      62 Southfield Avenue
                      Stamford, CT 06902

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

        13. Consideration. This Note evidences the following indebtedness of the Maker to the Holder: a loan of $1,100,000 made by the Holder to the Maker on the date hereof, which loan was funded, at Maker's direction, by wire transfer of funds to the account of Consumer Portfolio Services, Inc. ("CPS") to reduce the Maker's indebtedness under a $5,500,000 Promissory Note dated December 30, 1997 issued by the Maker to CPS.

        IN WITNESS WHEREOF, the Maker has signed this Note by a duly authorized officer and dated it as of the day and year first above written.

                                            NAB ASSET CORPORATION


                                            By: /s/ MICHAEL W. CATON
                                                --------------------------------
                                                Name: Michael W. Caton
                                                Title: President


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